UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Volt Information Sciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Volt Information Sciences, Inc.

50 Charles Lindbergh Boulevard, Suite 206

Uniondale, New York 11553

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 21, 2020

The following press release relates to the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of Volt Information Sciences, Inc. (the “Company”) dated February 24, 2020 and made available to the Company’s shareholders in connection with the Company’s Annual Meeting of Shareholders to be held on April 21, 2020. This supplement to the Proxy Statement is being filed with the Securities and Exchange Commission and made available to the Company’s shareholders on or about April 2, 2020. The Company’s Proxy Statement and 2019 Annual Report are available on the Investors page of the Company’s website at www.volt.com under “SEC Filings.” Except as amended or supplemented by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

THIS PRESS RELEASE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Volt Information Sciences, Inc. to Hold
Virtual Annual Meeting of Shareholders

New York, NY --(BUSINESS WIRE) -- Volt Information Sciences, Inc. (“Volt” or the “Company”) (NYSE-AMERICAN: VOLT), a global provider of staffing services, announced today that due to health & safety orders issued by California officials related to the COVID-19 pandemic, and to support the well-being of meeting participants, the original location of Volt’s annual meeting of shareholders (the “Meeting”) has been changed to a virtual meeting format only.

As previously announced, the Meeting will be held on Tuesday, April 21, 2020 at 10:30 a.m., Pacific Time.

Attending the Virtual Annual Meeting as a Shareholder

If you were a shareholder as of February 26, 2020, you can attend the Meeting online by accessing www.virtualshareholdermeeting.com/volt2020 and, on the Shareholder Login page, entering the 16-digit control number on the Proxy Card, Voting Instruction Form and Notice of Internet Availability you previously received.

Whether or not you plan to attend the virtual Meeting, we urge you to please vote and submit your proxy in advance. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location but may continue to be used to vote your shares in advance by mail, by telephone, or online. If you have not already voted your shares prior to the date of the Meeting, you will be able to vote your shares electronically during the Meeting by clicking on the “Vote Here” button on the Meeting site.

Attending the Virtual Annual Meeting as a Guest

If you would like to enter the meeting as a guest in listen-only mode, follow the instructions provided for a “Guest Login”. Please note you will not have the ability to ask questions through the portal or vote during the meeting if you participate as a guest.

The Company’s Proxy Statement and Form 10-K for the 2019 fiscal year are available at www.proxyvote.com. These materials are also available on the Investors page of the Company’s website at www.volt.com under “SEC Filings”.

About Volt Information Sciences, Inc.

Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based). Our staffing services consist of workforce solutions that include providing contingent workers, personnel recruitment services, and managed staffing services programs supporting primarily administrative, technical, information technology, light-industrial and engineering positions. Our managed staffing programs involve managing the procurement and on-boarding of contingent workers from multiple providers. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation, and utilities. For more information, visit www.volt.com.

Investor Relations Contacts:
Volt Information Sciences, Inc.
voltinvest@volt.com

Joe Noyons
Three Part Advisors
jnoyons@threepa.com

817-778-8424